Exhibit 99.2

Tenon Medical, Inc. Announces the Posting of New Corporate Presentation via the Investor Relations Website

Los Gatos, CA, May 31, 2022 - Tenon Medical, Inc. (“Tenon” or the “Company”), a medical device company that has developed a proprietary, U.S. Food and Drug Administration (“FDA”) cleared surgical implant system for sacroiliac joint (“SI Joint”) fixation/fusion surgery, today announced the Company has posted its new corporate presentation accessible via the Company’s Investor Relations website at http://ir.tenonmed.com/.

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed a proprietary, FDA cleared surgical implant system, which is designed to optimize SI-Joint fixation / fusion surgery and corresponding outcomes. Tenon is preparing a national launch of this system to address the greatly underserved market opportunity that exists in this space. For more information, please visit https://www.tenonmed.com/.

Investor Contact

Shannon Devine

MZ North America

203-741-8811

tenon@mzgroup.us